UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2014 (November 19, 2014)

American Realty Capital Trust V, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55197	90-0929989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Estimated NAV per Share

The board of directors of the Company (the “Board”) has adopted valuation guidelines to be used in connection with determining the per-share NAV of the Company’s common stock. The valuation guidelines provide that American Realty Capital Advisors V, LLC (the “Advisor”) will calculate the per-share NAV, taking into consideration the appraisals of the Company’s real estate assets (each asset individually, a “Real Estate Asset” and collectively, the “Real Estate Assets”) performed by an independent valuer and in accordance with the valuation guidelines established by the Board. The Advisor reviews valuations established by the independent valuer for consistency with the valuation guidelines and the reasonableness of the independent valuer’s conclusions. The Board oversees the Advisor’s NAV calculations and reviews and approves valuations. The Board relies on the Advisor’s valuation and the independent valuer’s determination of the value of the real property assets, however the Board may, in its discretion and as appropriate, consider other factors.

As set forth in the Registration Statement on Form S-11 for the Company’s initial public offering (File No. 333-187092), as amended (the “Registration Statement”), beginning with the NAV pricing date (as defined in the Registration Statement), the price per share for shares of common stock purchased under the Company’s distribution reinvestment plan (the “DRIP”) and the price per share for shares of common stock repurchased by the Company pursuant to the Company’s share repurchase plan (the “SRP”) will each be equal to the per-share NAV of the Company’s common stock. As the NAV pricing date occurred on November 14, 2014, the Board has approved an estimated per-share NAV of the Company’s common stock equal to $23.50 per share, calculated by the Advisor in accordance with the Company’s valuation guidelines, to be used in connection with the purchases of common stock under the DRIP following the NAV pricing date and the repurchases under the SRP following the NAV pricing date.

Overview

Duff & Phelps Real Estate Appraisal

Consistent with its valuation guidelines, the Advisor engaged Duff & Phelps, LLC (“Duff & Phelps”), an independent third-party real estate advisory firm, to perform appraisals of the Company’s Real Estate Assets in accordance with valuation guidelines established by the Board and as described below. Duff & Phelps does not have any direct interests in any transaction with the Company and there are no conflicts of interest between Duff & Phelps, on one hand, and the Company or the Advisor, on the other (other than to the extent that the findings of Duff & Phelps in relation to the Company’s assets, or the assets of affiliated real estate investment programs, may affect the value of ownership interests owned by, or incentive compensation payable to, directors, officers or affiliates of the Company and the Advisor).

Duff & Phelps has extensive experience estimating the fair value of commercial real estate. The method used by Duff & Phelps to appraise the Real Estate Assets in the report furnished to the Advisor by Duff & Phelps (the “Duff & Phelps Real Estate Appraisal Report “) complies with the Investment Program Association Practice Guideline 2013-01 titled “Valuations of Publically Registered Non-Listed REITs,” issued April 29, 2013.

The fair value estimate of the Real Estate Assets is equal to the sum of the fair value estimates of each individual Real Estate Asset. Generally, Duff & Phelps applied the approach most likely to be used by a market participant in evaluating the market value of the Real Estate Assets. Duff & Phelps estimated the “as is” market value of each Real Estate Asset as of September 30, 2014 using either a direct capitalization (“Direct Cap”) or a discounted cash flow (“DCF”) methodology and applied a range of “market supported” capitalization rates or discount rates, as applicable, to projected net operating income or cash flow, as applicable. The Direct Cap methodology was used to estimate the “as is” market value for the 421 Real Estate Assets which had several years remaining on their lease terms or a high level of operating performance, which would cause a market participant to view the asset as essential to the operation of the tenant’s business and as a result there would be a high likelihood of renewal. The DCF methodology was used to estimate the “as is” market value for the remaining 42 Real Estate Assets.

Duff & Phelps uses capitalization and discount rates derived from third quarter 2014 industry published reports and other market participant data. For its analysis, Duff & Phelps assumed that current in-place leases will be paid through their original terms. Duff & Phelps inspected ten of the Real Estate Assets, and relied on a representation of the Company that the other Real Estate Assets were in good condition.

Estimates and Calculations by the Advisor

To estimate the Company’s per-share NAV, the Advisor analyzed the Duff & Phelps Real Estate Appraisal Report and, utilized a method which is based on the fair value of the Real Estate Assets and the Company’s other assets less the fair value of the Company’s total liabilities (with certain adjustments as described below), divided by the number of shares outstanding.

The Advisor reviewed the appraisals provided by Duff & Phelps. The Company’s valuation policy provides that in the event the Advisor estimates materially higher or lower values than the independent valuer, a valuation committee comprised of independent directors reviews the appraisals and valuations and makes a final determination of value. There were no such differences in estimates. For all other assets held by the Company or its consolidated subsidiaries, including cash, other current assets and investment securities (collectively, “Other Assets”), fair value was estimated by the Advisor based on quoted prices in active markets.

The Advisor estimated the fair value of the Company’s liabilities by comparing current market interest rates to the contract rates on the Company’s long-term debt and discounting to present value the difference in future payments. The fair value of the Company’s debt instruments was estimated by the Advisor using DCF models, which assume a weighted average effective interest rate of 3.49% per annum. The Advisor believes that this assumption reflects the terms currently available to borrowers seeking borrowing terms similar to the Company’s and with a credit profile similar to the Company’s credit profile.

The Advisor estimated per-share NAV as (i) the sum of (A) the estimated value of the Real Estate Assets and (B) the estimated value of the Other Assets, minus (ii) the sum of (C) total liabilities and (D) the Advisor’s estimate of the aggregate incentive fees, participations and limited partnership interests held by or allocable to the Advisor, management of the Company or any of their respective affiliates based on aggregate NAV of the Company and payable in a hypothetical liquidation of the Company as of September 30, 2014, divided by (iii) the number of common shares outstanding on a fully-diluted basis as of September 30, 2014, which was 64,821,722. Due to the Advisor’s estimated per-share NAV, the Advisor concluded that in a hypothetical liquidation at such estimated NAV, it would not be entitled to any incentive fees or performance-based restricted partnership units of the Company’s operating partnership designated as "Class B Units" held by the Advisor. The Advisor determined NAV in a manner consistent with the definition of fair value under U.S. generally accepted accounting principles set forth in FASB’s Topic ASC 820, Fair Value Measurements and Disclosures.

The following table, prepared by the Advisor, summarizes the individual components presented to the Board to estimate per share value:

Per Share
Real Estate Assets (1)	$36.90
Investment Securities (2)	$0.35
Cash and Other Assets, net of other liabilities	$0.54
Fair Value of Debt (3)	$(14.29)
Estimated per Share Value	$23.50

(1) The value of the real properties includes an adjustment above the midpoint of $82.7 million compared to the midpoint of the range provided in the Duff & Phelps Real Estate Appraisal Report. The Advisor believes that the high-end valuation was more appropriate for 357 of the 463 properties and that the low-end valuation was appropriate for two of the 463 properties. In making this determination the Advisor took into account geographic location, credit quality of tenants, age of the property and remaining lease duration. The concluded value of the Real Estate Assets reflects an overall increase over the original purchase price for those assets, plus post-acquisition capital expenditures, of 10.3%. The key assumptions that were used by Duff & Phelps in its models to estimate the value of the Real Estate Assets are set forth in the following table.

	Real Estate Assets	Weighted Average Range
Overall Capitalization Rate (Direct Cap Properties)	4.50-9.25%	6.31-6.81%
Terminal Capitalization Rate (DCF Properties)	6.25-8.00%	7.40%
Discount Rate (DCF Properties)	6.50-9.50%	7.59-8.09%

(2) Investment securities were valued using quoted prices in active markets as of September 30, 2014. There were no material differences between the value of the marketable securities as of September 30, 2014 and November 19, 2014.

(3) The fair value of the Company’s debt instruments was estimated by the Advisor using DCF models, which assume a weighted average effective interest rate of 3.49% per annum. The Advisor believes that this assumption reflects the terms currently available to borrowers seeking borrowing terms similar to the Company’s and with a credit profile similar to the Company’s credit profile.

The Company believes that were no material differences between the value of the Company’s assets and liabilities as of September 30, 2014 and November 19, 2014.

Sensitivity Analysis

The Advisor noted that applying the low, midpoint and high range of capitalization rates and discount rates determined by Duff & Phelps resulted in an NAV range equal to $20.93-$23.63 per share. The midpoint in that range was $22.23.

The overall capitalization rate and discount rate have a significant impact on the estimated value. The following chart presents the impact on the Company’s per-share NAV resulting from variations in the overall capitalization rate for those properties valued with the Direct Cap methodology and variations in discount rates for those properties valued via the DCF methodology, within the range of values determined by Duff & Phelps.

	Range of Value
	Low	Midpoint	High
Share Price	$20.93	$22.23	$23.63
Direct Capitalization Rate	6.81%	6.56%	6.31%
Discount Rate(1)	8.09%	7.84%	7.59%

(1) This analysis shows the effect of varying the discount rate used in the DCF methodology. For purposes of this sensitivity analysis, the weighted average terminal capitalization rate, which applies only to Real Estate Assets valued using the DCF methodology, is assumed to be 7.40%.

Limitations of the Asset Appraisals

The Company believes that the NAV method used to estimate the per-share NAV of the Company’s common stock is the methodology most commonly used by non-listed REITs to estimate per-share NAV. The Company believes that the assumptions described herein to estimate the value of the Real Estate Assets are within the ranges used by market participants buying and selling similar properties. The estimated property values may not, however, represent current market value or book value. Real properties are currently carried at their amortized cost basis in the Company’s financial statements. The estimated value of the Real Estate Assets reflected above does not necessarily represent the value the Company would receive or accept if the assets were marketed for sale. The market for commercial real estate can and does fluctuate and values are expected to change in the future. Further, the estimated per-share NAV of the Company’s common stock does not reflect a liquidity discount for the fact that the shares are not currently traded on a national securities exchange, a discount for the non-assumability or prepayment obligations associated with certain of the Company’s loans and other costs that may be incurred, including any costs of sale of its assets.

As with any methodology used to estimate value, the methodologies employed to value the Real Estate Assets by Duff & Phelps, and the recommendations made by the Advisor, were based upon a number of estimates and assumptions that may not be accurate or complete, including estimates and assumptions such as comparable sales, rental and operating expense data, capitalization or discount rate, and projections of future rent and expenses. Further, different parties using different assumptions and estimates could derive a different estimated value per share, which could be significantly different from this estimated value per share.

The estimated per-share NAV does not reflect “enterprise value” which may include an adjustment for:

•	the large number of Real Estate Assets, given that some buyers may be willing to pay more for a large portfolio than they are willing to pay for each property in the portfolio separately;

•	any other intangible value associated with a going concern; or

•	the possibility that the Company’s shares could trade at a premium or a discount to NAV if the shares were listed on a national securities exchange.

 Limitations of the Estimated Per-Share NAV

The estimated per share value does not represent the: (i) the amount at which the Company’s shares would trade at a national securities exchange, (ii) the amount a stockholder would obtain if he or she tried to sell his or her shares or (iii) the amount stockholders would receive if the Company liquidated its assets and distributed the proceeds after paying all of its expenses and liabilities. Accordingly, with respect to the estimated value per share, the Company can give no assurance that:

•	a stockholder would be able to resell his or her shares at this estimated value;

•	a stockholder would ultimately realize distributions per share equal to this estimated value per share upon liquidation of the Company’s assets and settlement of its liabilities or a sale of the Company;

•	the Company’s shares would trade at a price equal to or greater than the estimated value per share if the shares were listed on a national securities exchange; or

•	the methodology used to estimate per-share NAV would be acceptable to the Financial Industry Regulatory Authority for use on customer account statements, or that the estimated per-share NAV will satisfy the applicable annual valuation requirements under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Internal Revenue Code of 1986, as amended (the “Code”) with respect to employee benefit plans subject to ERISA and other retirement plans or accounts subject to Section 4975 of the Code.

Conclusion

Based on the Advisor’s review of the Duff & Phelps Real Estate Appraisal Report, and on the Advisor’s own analysis, estimates and calculations (as described above), the Advisor recommended to the Board an estimate of per-share NAV as of September 30, 2014 of $23.50.

The estimated per-share NAV was unanimously adopted by the Board on November 19, 2014. The Board is ultimately and solely responsible for the determination of the estimated per-share NAV. The estimate was determined at a moment in time and will likely change over time as a result of changes to the value of individual assets as well as changes and developments in the real estate and capital markets, including changes in interest rates. The Company currently expects to update its estimated per-share NAV at least every three months, and expects to announce the next estimate on or around the date of the Company’s Annual Report on Form 10-K. Nevertheless, stockholders should not rely on the estimated per-share NAV in making a decision to buy or sell shares of the Company’s common stock. Prior to the NAV pricing date, the average price paid for outstanding shares of the Company’s common stock was $24.70 per share, reflecting issuances under the DRIP as well as any volume discounts.

New Purchase Price under Distribution Reinvestment Plan

Pursuant to the DRIP, the price per share for shares of common stock purchased under the DRIP will be equal to the per-share NAV of the Company’s common stock. Accordingly, under the DRIP, beginning with reinvestments made on December 1, 2014, and until the Company announces a new estimated value of its common stock, distributions may be reinvested in shares of common stock at a price equal to $23.50 per share.

New Purchase Price under Share Repurchase Plan

Pursuant to the SRP, the price per share for shares of common stock repurchased by the Company will be equal to the per-share NAV of the Company’s common stock. Accordingly, under the SRP, beginning with repurchases made on January 30, 2015, and until the Company announces a new estimate of per-share NAV, repurchases will be made at a price equal to $23.50 per share.

This Current Report on Form 8-K contains certain statements that are the Company’s and its management’s hopes, intentions, beliefs, expectations, or projections of the future and might be considered to be forward-looking statements under Federal Securities laws. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, and involve risks and uncertainties. The Company’s actual future results may differ significantly from the matters discussed in these forward-looking statements, and the Company may not release revisions to these forward-looking statements to reflect changes after the Company has made these statements. Factors and risks that could cause actual results to differ materially from expectations are disclosed from time to time in greater detail in the Company’s filings with the Securities and Exchange Commission including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2013, as well as the Company’s Current Reports on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Realty Capital Trust V, Inc.

Date: November 21, 2014	By:	/s/ Nicholas S. Schorsch
Nicholas S. Schorsch
Chief Executive Officer and Chairman of the Board of Directors